Exhibit 10.5
EXECUTION COPY
CANADIAN SECURITY AGREEMENT
CANADIAN SECURITY AGREEMENT, dated as of October 13, 2010 (this “Agreement”), among ASSOCIATED MATERIALS CANADA LIMITED, an Ontario corporation (“Associated”), GENTEK CANADA HOLDINGS LIMITED, an Ontario corporation (“Gentek”), and GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP, an Ontario limited partnership, by its general partner, Gentek (“LP”), each of the subsidiaries listed of the Canadian Borrowers on Annex A hereto (each such subsidiary, individually, a “Canadian Subsidiary Grantor” and, collectively, the “Canadian Subsidiary Grantors”; and, together with the Associated, Gentek and LP, collectively, the “Canadian Grantors”), and UBS AG CANADA BRANCH, as Canadian collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Canadian Collateral Agent”).
W I T N E S S E T H:
WHEREAS, (1) CAREY INTERMEDIATE HOLDINGS CORP., a Delaware corporation (“Holdings”), the US Borrowers and the Canadian Borrowers (collectively, the “Borrowers”) have entered into a Revolving Credit Agreement, dated as of October 13, 2010 (the “Credit Agreement”), with the banks, financial institutions and other institutional lenders and investors from time to time parties thereto (each individually a “Lender” and collectively the “Lenders”), UBS AG, STAMFORD BRANCH, as US Administrative Agent, US Collateral Agent, and a US Letter of Credit Issuer and a Canadian Letter of Credit Issuer, UBS AG CANADA BRANCH, as Canadian Administrative Agent and Canadian Collateral Agent, WELLS FARGO CAPITAL FINANCE, LLC, as Co-Collateral Agent, DEUTSCHE BANK AG NEW YORK BRANCH, as a US Letter of Credit Issuer, DEUTSCHE BANK AG CANADA BRANCH, as a Canadian Letter of Credit Issuer, WELLS FARGO BANK, NATIONAL ASSOCIATION as a US Letter of Credit Issuer and a Canadian Letter of Credit Issuer and UBS LOAN FINANCE LLC, as Swingline Lender, pursuant to which the Lenders have severally agreed to make loans to the Borrowers and the Canadian Letter of Credit Issuers have agreed to issue letters of credit for the account of the Borrowers upon the terms and subject to the conditions set forth therein, (2) one or more Cash Management Banks may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party and (3) one or more Hedge Banks may from time to time enter into Secured Hedging Agreements with any Credit Party (clauses (1), (2) and (3) collectively, the “Extensions of Credit”);
WHEREAS, pursuant to the Canadian Guarantee, dated as of October 13, 2010 (the “Canadian Guarantee”), each of the Canadian Grantors (other than in respect of their own obligations) and their subsidiaries party thereto have agreed to guarantee to the Canadian Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Canadian Obligations;

WHEREAS, it is a condition precedent to the obligations of the Canadian Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Canadian Borrowers under the Credit Agreement that the Canadian Grantors shall have executed and delivered this Agreement to the Canadian Collateral Agent, for the benefit of the Secured Parties; and
WHEREAS, the Canadian Grantors acknowledge that they will derive substantial direct and indirect benefit from the Extensions of Credit and have agreed to secure their obligations with respect thereto pursuant to this Agreement on a first priority basis (subject to Permitted Liens).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Agents, the Canadian Lenders and the Canadian Letter of Credit Issuers to enter into the Credit Agreement and to induce the Canadian Lenders and the Canadian Letter of Credit Issuers to make their respective Extensions of Credit to the Canadian Borrowers under the Credit Agreement, to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party and to induce one or more Hedge Banks to enter into Secured Hedging Agreements with each Credit Party, the Canadian Grantors hereby agree with the Canadian Collateral Agent, for the benefit of the Secured Parties, as follows:
1. Defined Terms.
(a) Unless otherwise defined herein, (i) terms defined in the Credit Agreement and used herein (including terms used in the preamble and the recitals) shall have the meanings given to them in the Credit Agreement and (ii) all terms defined in the PPSA from time to time in effect or in the Securities Transfer Act (Ontario) from time to time in effect (together with any regulations thereunder, the “STA”) and not defined herein or in the Credit Agreement shall have the meanings specified therein. References to sections of the PPSA or the STA shall be construed to also refer to any successor sections.
(b) The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto.
(c) The following terms shall have the following meanings:
“Accounts” shall mean all “accounts,” as such term is defined in the PPSA.
“After-Acquired Intellectual Property Collateral” shall have the meaning assigned to such term in Section 4.1(c).
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Canadian Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Canadian Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.
“Canadian Grantor” shall have the meaning assigned to such term in the preamble hereto.
“Canadian Guarantee” shall have the meaning assigned to such term in the recitals hereto.
“Secured Parties” shall have the meaning assigned to the term “Secured Parties” in the Credit Agreement.
“Canadian Subsidiary Grantor” shall have the meaning assigned to such term in the preamble hereto.
“Certificated Security” has the meaning given to it in the STA.
“Chattel Paper” shall mean all “chattel paper” as such term is defined in the PPSA.
“Collateral” shall have the meaning assigned to such term in Section 2.
“Collateral Account” shall mean any collateral account established by the Canadian Collateral Agent as provided in Section 5.1.
“Company” shall have the meaning assigned to such term in the preamble hereto.
“Copyrights” shall mean all (a) registered copyright rights in Canada, including copyrights in computer software and the content thereof, and internet web sites, (b) registrations, recordings and applications for registration of any such copyright in Canada, including registrations, recordings, supplemental registrations and pending applications for registration in the Canadian Intellectual Property Office, and (c) rights to obtain all renewals thereof.
“Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.
“Credit Documents” shall mean the “Credit Documents” as defined in the Credit Agreement.
“Deposit Account Control Agreement” shall mean an agreement among the Canadian Collateral Agent, any Canadian Grantor and the relevant depository bank, in form and substance reasonably satisfactory to the Canadian Collateral Agent.
“Document of Title” shall mean all “document of title,” as such term is defined in the PPSA.

“Equipment” shall mean all “equipment,” as such term is defined in the PPSA, now or hereafter owned by any Canadian Grantor or to which any Canadian Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Canadian Grantor or to which any Canadian Grantor has rights and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Excluded Accounts” shall mean any accounts specified in Section 9.16(b)(iv) of the Credit Agreement.
“Excluded Assets” shall mean (a) any property or asset to the extent that the grant of a security interest in such property or asset is prohibited by any Applicable Law or requires consent not obtained of any Governmental Authority pursuant to Applicable Law, (b) any Subject Property, (c) any Excluded Capital Stock, (d) any assets or property that is subject to a Lien permitted pursuant to Section 10.2(c) of the Credit Agreement to the extent the documents relating to such Lien would not permit such assets or property to be subject to the Liens created by this Agreement and the other Credit Documents; provided that immediately upon the ineffectiveness, lapse or termination of any such restriction, such assets or property shall cease to be an Excluded Asset, (e) any Vehicles the perfection of a security interest in which is excluded from the PPSA, (f) any intellectual property, including Canadian intent to use trademark applications, to the extent that and for so long as the creation of a security interest therein would invalidate or impair the enforceability of the Canadian Grantor’s right, title or interest therein, (h) Excluded Accounts, (i) any property or assets owned by any Unrestricted Subsidiary (j) any property included in the definition of “Collateral” in the Canadian Pledge Agreement and (k) proceeds and products from any and all of the of the foregoing Excluded Assets described in clause (a) through (j), unless such proceeds would otherwise constitute Collateral; provided, however, that Excluded Assets will not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clause (a) (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Assets).
“Exclusive IP Agreements” shall have the meaning assigned to such term in Section 3.2(a).
“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.
“Intangibles” shall mean all “intangibles” as such term is defined in the PPSA and, in any event, including with respect to any Canadian Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Canadian Grantor is a party or under which such Canadian Grantor has any right, title or interest or to which such Canadian Grantor or any property of such Canadian Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Canadian Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Canadian Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Canadian Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Canadian Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

“Intellectual Property” shall mean any and all intellectual property, including Trade Secrets, Copyrights, Patents, Trademarks and the IP Agreements, all rights therein, and all rights to sue at law or in equity for any past, present, or future infringement, misappropriation, violation, misuse or other impairment thereof, including the right to receive injunctive relief and all Proceeds and damages therefrom.
“Intellectual Property Collateral” shall mean the Collateral constituting Intellectual Property, including the Intellectual Property set forth in Schedules 1 and 2 hereto.
“Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 4.4(e).
“Instruments” shall mean all “instruments,” as such term is defined in the PPSA.
“Inventory” shall mean all “inventory,” as such term is defined in the PPSA.
“Investment Property” shall mean all “investment property,” as such term is defined in the PPSA.
“IP Agreements” shall mean any and all agreements, permits, consents, orders and franchises, now or hereafter in effect, relating to the license, development, use, manufacture, distribution, sale or disclosure of any Copyrights, Patents or Trademarks, to which any Canadian Grantor, now or hereafter, is a party.
“Lenders” shall have the meaning assigned to such term in the recitals hereto.
“Money” shall mean all “money,” as such term is defined in the PPSA.
“Patents” shall mean (a) patent registrations, statutory invention registrations, utility models, recordings and pending applications in the Canadian Intellectual Property Office, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and in the case of (a) and (b), all the inventions disclosed or claimed therein and all improvements thereto, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Permitted Lien” shall mean any Lien on the Collateral expressly permitted to be granted pursuant to the Credit Agreement, including, without exception, pursuant to the definition of “Permitted Liens” therein and Section 10.2 thereof.
“PPSA” shall mean the Personal Property Security Act (Ontario), the Civil Code of Québec or any other applicable Canadian federal, provincial or territorial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Proceeds” shall mean all “proceeds” as such term is defined in the PPSA and, in any event, shall include with respect to any Canadian Grantor, any consideration received from the sale, exchange, license, lease or other Disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Canadian Collateral Agent, (b) any claim of any Canadian Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement or dilution, where applicable, of any Patent, Trademark, Copyright or Trade Secret, now or hereafter owned by any Canadian Grantor, or licensed under an IP Agreement or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Canadian Grantor, and (ii) past, present or future breach of any IP Agreement and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Registered Intellectual Property” shall have the meaning set forth in Section 3.2.
“Canadian Pledge Agreement” shall have the meaning assigned to the term “Canadian Pledge Agreement” in the Credit Agreement.
“Secured Debt Documents” shall mean, collectively, the Credit Documents, each Secured Cash Management Agreement entered into with a Cash Management Bank and each Hedging Agreement entered into with a Hedge Bank.
“Security Interest” shall have the meaning assigned to such term in Section 2(a).
“Securities Account” shall mean all “securities account,” as such term is defined in the STA.
“Securities Account Control Agreement” shall mean an agreement among the Canadian Collateral Agent, any Canadian Grantor and the relevant securities intermediary, in form and substance reasonably satisfactory to the Canadian Collateral Agent, granting control of such Canadian Grantor’s Securities Accounts maintained with such securities intermediary.
“Subject Property” shall mean any contract, license, lease, agreement, instrument or other document to the extent that such grant of a security interest therein is (1) prohibited by, or constitutes a breach or default under, or results in the termination of, or requires any consent not obtained under, such contract, license, lease, agreement, instrument or other document, or, in the case of any Investment Property or other securities, any applicable shareholder or similar agreement or (2) otherwise constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of any Canadian Grantor under such contract, license, lease, agreement, instrument or other document, except, in each case, to the extent that Applicable Law or the term in such contract, license, lease, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Applicable Law or purports to prohibit the granting of a security interest over all or a material portion of assets of any Grantor; provided, however, that the foregoing exclusions shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to the PPSA or any other Applicable Law or principles of equity; provided, further, that the Security Interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including, without limitation, any Proceeds of such Subject Property.

“Termination Date” shall mean the date on which all Canadian Obligations are paid in full in cash (other than Cash Management Obligations under Secured Cash Management Agreements, Hedging Obligations under Secured Hedging Agreements or contingent indemnification obligations not then due and payable) and the Total Revolving Credit Commitments and all Letters of Credit are terminated (other than Letters of Credit that have been Cash Collateralized on terms set forth in Section 3.7 of the Credit Agreement following the termination of the Total Revolving Credit Commitments).
“Trademarks” shall mean (a) all Canadian registered trademarks, service marks, domain names, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, now existing or hereafter adopted or acquired, and all recordings and applications for registration filed in connection with the foregoing, including registrations, recordings and applications for registration in the Canadian Intellectual Property Office, and all common-law rights related thereto, (b) all goodwill associated therewith or symbolized thereby and (c) all extensions or renewals thereof.
“Trade Secrets” shall mean all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information.
“Vehicles” shall mean all cars, trucks, trailers, and other vehicles and all tires and other appurtenances to any of the foregoing.
(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Canadian Grantor, shall refer to such Canadian Grantor’s Collateral or the relevant part thereof.
2. Grant of Security Interest.
(a) As security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Canadian Obligations, each Canadian Grantor hereby transfers, assigns, pledges, mortgages and hypothecates to the Canadian Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Canadian Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on (the “Security Interest”) all of such Canadian Grantor’s right, title and interest in (subject only to Permitted Liens) and to all of the following whether now owned or anytime hereafter acquired or existing (collectively, the “Collateral”):
(i) all Accounts;
(ii) all cash;
(iii) all Chattel Paper;
(iv) all deposit accounts;

(v) all Documents of Title;
(vi) all Equipment;
(vii) all fixtures;
(viii) all Goods;
(ix) all Instruments;
(x) all Patents, Trademarks, Copyrights and Trade Secrets;
(xi) all Intangibles;
(xii) all Intellectual Property;
(xiii) all Inventory;
(xiv) all Investment Property;
(xv) all letters of credit and rights thereto;
(xvi) all Money;
(xvii) all Securities Accounts;
(xviii) all books and records pertaining to the Collateral; and
(xix) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing;
provided, however, that notwithstanding any other provision of this Agreement the Collateral shall not include any Excluded Assets.
(b) Each Canadian Grantor hereby irrevocably authorizes the Canadian Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto and renewals thereof that contain the information required by the PPSA of each applicable jurisdiction for the filing of any financing statement or amendment or renewal. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Canadian Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and in the case of a financing statement covering the Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Canadian Grantor agrees to provide such information to the Canadian Collateral Agent promptly upon request.

Each Canadian Grantor also ratifies any authorization previously given in writing to the Canadian Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto or renewals thereof if filed prior to the date hereof.
The Canadian Collateral Agent is further authorized to file with the Canadian Intellectual Property Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing, protecting or providing notice of the Security Interests granted by each Canadian Grantor hereunder, and naming any Canadian Grantor or the Canadian Grantors as debtors and the Canadian Collateral Agent as secured party.
This Agreement secures the payment of all the Canadian Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Canadian Obligations and would be owed to the Canadian Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving any Canadian Grantor.
The Security Interests created hereby are granted as security only and shall not subject the Canadian Collateral Agent or any other Canadian Secured Party to, or in any way alter or modify, any obligation or liability of any Canadian Grantor with respect to or arising out of the Collateral.
The Security Interests created hereby will not (a) extend or apply to the last day of the term of any lease or any agreement to lease now held or hereafter acquired by the Canadian Grantors, but should the Canadian Collateral Agent enforce this assignment and mortgage and charge, the applicable Canadian Grantor will thereafter stand possessed of such last day and must hold it in trust to assign it to the Canadian Collateral Agent or to any Person acquiring such term in the course of the enforcement of this assignment and mortgage and charge, or (b) render the Canadian Collateral Agent liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which such Canadian Grantor is a party or by which it is bound.

3. Representations And Warranties.
Each Canadian Grantor hereby represents and warrants to the Canadian Collateral Agent and each Secured Party that:
3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Canadian Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, (b) the Notes Liens, and (c) other Permitted Liens, such Canadian Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. To the knowledge of such Canadian Grantor, no action or proceeding seeking to limit, cancel or question the validity of such Canadian Grantor’s ownership interest in the Collateral, that could reasonably be expected to result in a Material Adverse Effect, is pending or threatened. None of the Canadian Grantors has filed or consented to the filing of any (x) (A)security agreement, or (B) except in connection with an anticipated refinancing, any financing statement or analogous document under the PPSA of any jurisdiction or any other Applicable Laws covering any Collateral, (y) assignment for security in which any Canadian Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the Canadian Intellectual Property Office, which security agreement, financing statement or similar instrument or assignment is still in effect or (z) assignment for security in which any Canadian Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any Governmental Authority, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except in the case of each of clauses (x), (y) and (z) above, such as have been filed in favour of the Canadian Collateral Agent pursuant to this Agreement, the other Credit Documents or are filed in respect of Permitted Liens.
3.2. Intellectual Property. (a) The Intellectual Property Collateral set forth on (i) Schedule 1 hereto is a true and correct list of all patents, pending patent applications, trademark registrations, pending trademark applications and copyright registrations (collectively, the “Registered Intellectual Property”), in each case, owned by a Canadian Grantor in its name as of the date hereof, and indicating for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, the identity of the current applicant or registered owner, and (ii) Schedule 2 hereto is a true and correct list of all IP Agreements which accounted for aggregate revenue to the Company or any of its Subsidiaries of more than $5,000,000 during the Company’s 2009 fiscal year (other than non-exclusive license agreements or licenses of commercially available off-the-shelf software), in which a Canadian Grantor is, as of the date hereof, the exclusive licensee of any Canadian patent, patent application, trademark registration or application for registration, copyright registration or application for registration (collectively, the “Exclusive IP Agreements”).
(b) Except as would not reasonably be expected to result in a Material Adverse Effect, the Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part.
(c) Except as would not reasonably be expected to result in a Material Adverse Effect, to such Canadian Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates or otherwise violates the Intellectual Property Collateral or the Canadian Grantor’s rights in or use thereof.
(d) Except as would not reasonably be expected to result in a Material Adverse Effect, to such Canadian Grantor’s knowledge, no breach or default of any IP Agreement shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Canadian Grantor in, any Intellectual Property Collateral: (i) the consummation of the transactions contemplated by any Credit Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.

3.3. Perfected Security Interests. (a) Subject to the limitations set forth in clause (b) of this Section 3.3, the Security Interests granted pursuant to this Agreement (i) will constitute valid perfected security interests in the Collateral in favour of the Canadian Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Canadian Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the PPSA, the filing of financing statements naming each Canadian Grantor as “debtor” and the Canadian Collateral Agent as “secured party” and describing the Collateral in the applicable filing offices, (B) in the case of Instruments, Chattel Paper and Certificated Securities, the earlier of the delivery thereof to the Canadian Collateral Agent and the filing of the financing statements referred to in clause (A), (C) in the case of Securities Accounts, the execution of Securities Account Control Agreements, and/or (D) in the case of Intellectual Property Collateral, the completion of the filing, registration and recording of fully executed agreements in the form of the Intellectual Property Security Agreement set forth in Exhibit 3 hereto in the Canadian Intellectual Property Office, and (ii) are prior to all other Liens on the Collateral other than Permitted Liens having priority over the Canadian Collateral Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement.
(b) Notwithstanding anything to the contrary herein, no Canadian Grantor shall be required to perfect the Security Interests created hereby by any means other than (i) filings pursuant to the PPSA of any applicable jurisdiction, (ii) filings with the Canadian Intellectual Property Office with respect to Registered Intellectual Property, (iii) in the case of Collateral that constitutes Deposit Accounts and Securities Accounts for which a Control Agreement is required pursuant to Section 9.16 of the Credit Agreement, execute Deposit Account Control Agreements and Securities Account Control Agreements, as applicable, (iv) in the case of Collateral that constitutes Chattel Paper, Instruments, Certificated Securities or negotiable documents, in each case, to the extent included in the Collateral and if the value of any such Chattel Paper, Instruments, Certificated Securities or negotiable documents exceeds $5,000,000 (individually), delivery to the Canadian Collateral Agent (or its non-fiduciary agent or designee) to be held in its possession in Canada, (v) in the case of Collateral that consists of Letter of Credit Rights, taking the actions specified in Section 4.5. No Canadian Grantor shall be required to (x) enter into any security agreements governed under foreign law or (y) take any other actions in any foreign jurisdiction (other than the United States) or required by foreign law (other than the laws of the United States) to create any Security Interest in Collateral located or titled outside Canada or to perfect or make enforceable any Security Interest.
(c) It is understood and agreed that the Security Interests created hereby shall not prevent the Canadian Grantors from using the Collateral in the ordinary course of their respective businesses or as otherwise permitted by the Credit Agreement.
(d) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (i) the exact legal name of each Canadian Grantor and (ii) the jurisdiction of organization of each Canadian Grantor) is correct and complete as of the Closing Date.

3.4. Accounts. No amount payable in excess of $5,000,000 to such Canadian Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Canadian Collateral Agent, properly endorsed for transfer, to the extent delivery is required by the Canadian Pledge Agreement.
4. Covenants.
Each Canadian Grantor hereby covenants and agrees with the Canadian Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Termination Date:
4.1. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Canadian Grantor shall maintain the Security Interests created hereby as perfected security interests (subject to any Permitted Lien) and shall defend the Security Interests created hereby and the priority thereof against the claims and demands not expressly permitted by the Credit Agreement of all Persons whomsoever.
(b) Such Canadian Grantor will furnish to the Canadian Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Canadian Grantor and such other reports in connection therewith as the Canadian Collateral Agent may reasonably request.
(c) Each Canadian Grantor agrees that should it, after the date hereof, obtain an ownership interest in any Registered Intellectual Property that would, had it been owned on the date hereof, be considered a part of the Intellectual Property Collateral or should it become a party to any IP Agreement which accounted for aggregate revenue to the Company or any of its Subsidiaries of more than $5,000,000 during the Company’s 2009 fiscal year, or any other subsequent fiscal year, that would, had such Canadian Grantor been a party to it on the date hereof, be considered an Exclusive IP Agreement (“After-Acquired Intellectual Property Collateral”), such After-Acquired Intellectual Property Collateral shall automatically become part of the Intellectual Property Collateral, subject to the terms and conditions of this Agreement with respect thereto. In addition, such Canadian Grantor shall, on each date that the Borrowers are required to deliver a certificate of an Authorized Officer to the Canadian Administrative Agent pursuant to Section 9.1(e) of the Credit Agreement execute and deliver to the Canadian Collateral Agent agreements substantially in the form of Exhibits 2 and 3 hereto covering such After-Acquired Intellectual Property Collateral, with the agreement substantially in the form of Exhibit 3 hereto to be recorded with the Canadian Intellectual Property Office and any other Governmental Authority located in Canada necessary to perfect the Security Interest hereunder in any such After-Acquired Intellectual Property Collateral which is Canadian Registered Intellectual Property.
(d) Subject to clause (e) below and Section 3.3(b), each Canadian Grantor agrees that at any time and from time to time, at the expense of such Canadian Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Canadian Collateral Agent or the Required Lenders may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Canadian Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the PPSA in effect in any jurisdiction with respect to the Security Interests created hereby, all at the expense of such Canadian Grantor. Without limiting the generality of the foregoing, such Canadian Grantor shall comply with Section 9.14 of the Credit Agreement.

(e) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Canadian Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary of the Canadian Borrowers that is required by the Credit Agreement to become a party hereto, the relevant Canadian Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.
4.2. Changes in Locations, Name, etc. Each Canadian Grantor will furnish to the Canadian Collateral Agent prompt written notice of any change in its (i) organizational name, (ii) jurisdiction of incorporation or organization or formation, (iii) identity or organizational structure, (iv) business number or corporate or other identification number or (v) chief executive office or any locations in which it has Collateral. Each Canadian Grantor agrees to make all filings under the PPSA or otherwise that are required by Applicable Law in order for the Canadian Collateral Agent to continue at all times following such change to have a valid, legal and perfected Security Interest in all of the Collateral (subject to Permitted Liens).
4.3. Notices. (a) Each Canadian Grantor will advise the Canadian Collateral Agent in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby and other Permitted Liens) on any of the Collateral which would adversely affect, in any material respect, the ability of the Canadian Collateral Agent to exercise any of its remedies hereunder.
(b) Upon the occurrence and during the continuation of any Event of Default, and after written notice is delivered to the applicable Canadian Grantor, all insurance payments in respect of any Equipment shall be paid to and applied by the Canadian Collateral Agent as specified in Section 5.4.
4.4. Intellectual Property. (a) With respect to each item of Intellectual Property Collateral owned by each Canadian Grantor, each Canadian Grantor agrees to take, at its expense, all commercially reasonable steps, including, as applicable, in the Canadian Intellectual Property Office and any other Governmental Authority located in Canada, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application for registration, now or hereafter included in such Intellectual Property Collateral of such in each case, except to the extent such Canadian Grantor determines in its reasonable business judgment that the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Canadian Grantor’s business.

(b) Such Canadian Grantor shall (and shall cause all its licensees to), in such Grantor’s reasonable business judgment (i) (1) continue to use each Trademark included in the Intellectual Property Collateral in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends to the extent required by Applicable Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Canadian Collateral Agent shall obtain a perfected Security Interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public or (y) any portion of the Copyrights included in the Intellectual Property Collateral may become invalidated, otherwise impaired or fall into the public domain, except in each case to the extent failure to do any of the foregoing would not reasonably be expected to result in a Material Adverse Effect.
(c) No Canadian Grantor shall discontinue use of or otherwise abandon any owned Intellectual Property Collateral unless such Canadian Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Canadian Grantor’s business except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(d) In the event that any Canadian Grantor becomes aware after the date hereof that any item of its material Intellectual Property Collateral is being infringed or misappropriated by a third party in any way that would reasonably be expected to have a Material Adverse Effect, such Canadian Grantor shall promptly notify the Canadian Collateral Agent and take such actions, at its expense, as such Canadian Grantor deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, if such Canadian Grantor deems it necessary, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
(e) With respect to its Canadian Registered Intellectual Property owned by such Canadian Grantor in its own name on the date hereof, each Canadian Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit 3 hereto (an “Intellectual Property Security Agreement”), for recording the Security Interest granted hereunder to the Canadian Collateral Agent in such Canadian Registered Intellectual Property with the Canadian Intellectual Property Office and any other Governmental Authority located in Canada necessary to perfect the Security Interest hereunder in such Registered Intellectual Property except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.

4.5. Letter-of-Credit Rights. If any Canadian Grantor is or becomes the beneficiary of a letter of credit having a face amount in excess of $5,000,000, which Letter of Credit Rights with respect to any Collateral in which the Security Interest is perfected, such Canadian Grantor shall promptly notify the Canadian Collateral Agent thereof and such Canadian Grantor shall, at the request of the Canadian Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Canadian Collateral Agent, use commercially reasonable efforts to cause the issuer and/or confirmation bank to either (i) consent to the assignment of any Letter of Credit Rights to the Canadian Collateral Agent or (ii) agree to direct all payments thereunder following the occurrence and during the continuance of an Event of Default to an account as directed by the Canadian Collateral Agent for application to the Obligations, in accordance with the provisions of the Credit Agreement.
4.6. [Intentionally deleted.]
5. Remedial Provisions.
5.1. Certain Matters Relating to Accounts. (a) At any time after the occurrence and during the continuation of an Event of Default after written notice is delivered to the Canadian Grantor, the Canadian Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Canadian Grantor shall furnish all such assistance and information as the Canadian Collateral Agent may reasonably require in connection with such test verifications. The Canadian Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
(b) The Canadian Collateral Agent hereby authorizes each Canadian Grantor to collect such Canadian Grantor’s Accounts and the Canadian Collateral Agent may curtail or terminate said authority at any time upon notice after the occurrence and during the continuation of an Event of Default. If required in writing by the Canadian Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by any Canadian Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Canadian Grantor in the exact form received, duly endorsed by such Canadian Grantor to the Canadian Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Canadian Collateral Agent, subject to withdrawal by the Canadian Collateral Agent for the account of the Secured Parties only as provided in Section 5.4, and (ii) until so turned over, shall be held by such Canadian Grantor in trust for the Canadian Collateral Agent and the other Secured Parties, segregated from other funds of such Canadian Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c) At the Canadian Collateral Agent’s written request at any time after the occurrence and during the continuation of an Event of Default, each Canadian Grantor shall deliver to the Canadian Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.
(d) Upon the occurrence and during the continuation of an Event of Default, a Canadian Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Canadian Collateral Agent shall have instructed the Canadian Grantors in writing not to grant or make any such extension, credit, discount, compromise, or settlement under any circumstances during the continuation of such Event of Default.

5.2. Communications with Obligors; Canadian Grantors Remain Liable. (a) The Canadian Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuation of an Event of Default, after giving reasonable written notice to the relevant Canadian Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Canadian Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Canadian Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Canadian Secured Party; provided, that the provisions of Section 13.16 of the Credit Agreement shall apply to such information.
(b) Upon the written request of the Canadian Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, each Canadian Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Canadian Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Canadian Collateral Agent and may enforce such Canadian Grantor’s rights against such obligors.
(c) Anything herein to the contrary notwithstanding, each Canadian Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Canadian Collateral Agent nor any Canadian Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Canadian Collateral Agent or any Canadian Secured Party of any payment relating thereto, nor shall the Canadian Collateral Agent or any Canadian Secured Party be obligated in any manner to perform any of the obligations of any Canadian Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
5.3. Proceeds to be Turned Over To Canadian Collateral Agent. In addition to the rights of the Canadian Collateral Agent and the other Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Canadian Collateral Agent so requires by notice in writing to the relevant Canadian Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Canadian Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Canadian Grantor consisting of cash, cheques and other near-cash items shall be held by such Canadian Grantor in trust for the Canadian Collateral Agent and the other Secured Parties, segregated from other funds of such Canadian Grantor, and shall, forthwith upon receipt by such Canadian Grantor, be turned over to the Canadian Collateral Agent in the exact form received by such Canadian Grantor (duly endorsed by such Grantor to the Canadian Collateral Agent, if required). All Proceeds received by the Canadian Collateral Agent hereunder shall be held by the Canadian Collateral Agent in a Collateral Account maintained under its sole dominion and control and on terms and conditions reasonably satisfactory to the Canadian Collateral Agent. All Proceeds while held by the Canadian Collateral Agent in a Collateral Account (or by such Canadian Grantor in trust for the Canadian Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Canadian Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4. Application of Proceeds. (a) Except as expressly provided elsewhere in this Agreement or any other Credit Document, all proceeds received by the Canadian Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied as follows:
(i) FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Canadian Collateral Agent and Canadian Administrative Agent in connection with such sale, collection or realization or otherwise in connection with this Agreement, the other Canadian Security Documents or any of the Canadian Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Canadian Collateral Agent hereunder or under any other Canadian Security Document on behalf of any Canadian Grantor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Canadian Security Document;
(ii) SECOND, to the Secured Parties, an amount equal to all Canadian Obligations (other than Cash Management Obligations of a Canadian Grantor under a Secured Cash Management Agreement and all Hedging Obligations of a Canadian Grantor under each Secured Hedging Agreement) owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof;
(iii) THIRD, to the Secured Parties, an amount equal to all Cash Management Obligations of a Canadian Grantor under each Secured Cash Management Agreement and all Hedging Obligations of a Canadian Grantor under each Secured Hedging Agreement owing to them on the date of any such distribution, and, if such money shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and
(iv) FOURTH, any surplus then remaining shall be paid to the Canadian Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) Upon any sale of the Collateral by the Canadian Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Canadian Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Canadian Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
5.5. PPSA and Other Remedies. If an Event of Default shall occur and be continuing, the Canadian Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the PPSA or any other Applicable Law or in equity and also may without demand of performance or other demand, presentment, protest, advertisement or notice of any kind except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Canadian Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Canadian Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Canadian Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Canadian Grantor, and each Canadian Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Canadian Collateral Agent or any Canadian Secured Party shall have the right upon any such public sale, and, to the extent permitted by Applicable Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Canadian Collateral Agent or such Secured Party may subject to (x) the satisfaction in full in cash of all payments due pursuant to Section 5.4(a)(i) hereof and (y) the satisfaction of the Canadian Obligations in accordance with the priorities set forth in Section 5.4(a) hereof, pay the purchase price by crediting the amount thereof against the Canadian Obligations. Each Canadian Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Canadian Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Canadian Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Canadian Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by Applicable Law, each Canadian Grantor hereby waives any claim against the Canadian Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Canadian Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Canadian Grantor further agrees, at the Canadian Collateral Agent’s request, to assemble the Collateral and make it available to the Canadian Collateral Agent at places which the Canadian Collateral Agent shall reasonably select, whether at such Canadian Grantor’s premises or elsewhere. The Canadian Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4 hereof. As an alternative to exercising the power of sale herein conferred upon it, the Canadian Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

5.6. Deficiency. Each Canadian Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Canadian Obligations and the fees and disbursements of any attorneys employed by the Canadian Collateral Agent or any Secured Party to collect such deficiency.
5.7. Amendments, etc. with Respect to the Canadian Obligations; Waiver of Rights. Each Canadian Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Canadian Grantor and without notice to or further assent by any Canadian Grantor, (a) any demand for payment of any of the Canadian Obligations made by the Canadian Collateral Agent or any other Canadian Secured Party may be rescinded by such party and any of the Canadian Obligations continued, (b) the Canadian Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Canadian Collateral Agent or any other Canadian Secured Party, (c) the Secured Debt Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Secured Debt Document, and (d) any collateral security, guarantee or right of offset at any time held by the Canadian Collateral Agent or any other Canadian Secured Party for the payment of the Canadian Obligations may be sold, exchanged, waived, surrendered or released. Neither the Canadian Collateral Agent nor any other Canadian Secured Party shall have any obligation to protect, perfect or insure any Lien at any time held by it as security for the Canadian Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Canadian Grantor, the Canadian Collateral Agent or any other Canadian Secured Party, may, but shall be under no obligation to, make a similar demand on the Canadian Borrowers or any other Canadian Grantor, and any failure by the Canadian Collateral Agent or any other Canadian Secured Party to make any such demand or to collect any payments from the Canadian Borrowers or any other Canadian Grantor or any release of the Canadian Borrowers or any other Canadian Grantor shall not relieve any Canadian Grantor in respect of which a demand or collection is not made or any Canadian Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Canadian Collateral Agent or any other Canadian Secured Party against any Canadian Grantor. For the purpose hereof “demand” shall include the commencement and continuance of any legal proceedings.
5.8. Conflict with Credit Agreement. In the event of any conflict between the terms of this Section 5 and the Credit Agreement, the Credit Agreement shall prevail. Notwithstanding the foregoing, and for greater certainty, in no event shall the proceeds of any Collateral pledged by any Canadian Grantor be used to satisfy any US Obligations.

6. The Canadian Collateral Agent.
6.1. Canadian Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Canadian Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuation of an Event of Default, the Canadian Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Canadian Grantor and in the name of such Canadian Grantor or otherwise, for the purpose of carrying out the terms of this Agreement and the other Credit Documents, to take any and all appropriate action and to execute any and all documents and instruments which the Canadian Collateral Agent may deem necessary or desirable to accomplish the purposes of this Agreement and the other Credit Documents, and, without limiting the generality of the foregoing, each Canadian Grantor hereby gives the Canadian Collateral Agent the power and right, on behalf of such Canadian Grantor, either in the Canadian Collateral Agent’s name or in the name of such Canadian Grantor or otherwise, without assent by such Canadian Grantor, to do any or all of the following at the same time or at different times, in each case after the occurrence and during the continuation of an Event of Default and after written notice by the Canadian Collateral Agent of its intent to do so:
(i) take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Canadian Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;
(ii) in the case of any Patents, Trademarks or Copyrights, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Canadian Collateral Agent may reasonably request to evidence the Canadian Collateral Agent’s and the Secured Parties’ Security Interest in such Patents, Trademarks or Copyrights and the goodwill and general intangibles of such Canadian Grantor relating thereto or represented thereby;
(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral;
(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(v) obtain, pay and adjust insurance required to be maintained by such Canadian Grantor or paid to the Canadian Collateral Agent pursuant to the Credit Agreement;

(vi) send verifications of Accounts to any Person who is or who may become obligated to any Canadian Grantor under, with respect to or on account of an Account;
(vii) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Canadian Collateral Agent or as the Canadian Collateral Agent shall direct;
(viii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
(ix) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;
(x) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
(xi) defend any suit, action or proceeding brought against such Canadian Grantor with respect to any Collateral (with such Canadian Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Canadian Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the Canadian Collateral Agent at law);
(xii) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Canadian Collateral Agent may deem appropriate (with such Canadian Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Canadian Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the Canadian Collateral Agent at law);
(xiii) assign any Intellectual Property Collateral throughout the world for such term or terms, on such conditions, and in such manner, as the Canadian Collateral Agent shall in its reasonable business discretion determine; and
(xiv) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Canadian Collateral Agent were the absolute owner thereof for all purposes, and do, at the Canadian Collateral Agent’s option and such Canadian Grantor’s expense, at any time, or from time to time, all acts and things that the Canadian Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Canadian Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Canadian Grantor might do.

Anything in this Section 6.l(a) to the contrary notwithstanding, the Canadian Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.
(b) If any Canadian Grantor fails to perform or comply with any of its agreements contained herein, the Canadian Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c) The expenses of the Canadian Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Canadian Base Rate Loans under the Credit Agreement, from the date of payment by the Canadian Collateral Agent to the date reimbursed by the relevant Canadian Grantor, shall be payable by such Canadian Grantor to the Canadian Collateral Agent on demand.
(d) Each Canadian Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.
6.2. Duty of Canadian Collateral Agent. The Canadian Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under PPSA or otherwise, shall be to deal with it in the same manner as the Canadian Collateral Agent deals with similar property for its own account. The Canadian Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Canadian Collateral Agent accords its own property. Neither the Canadian Collateral Agent, any other Canadian Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Canadian Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Canadian Collateral Agent and the other Secured Parties hereunder are solely to protect the Canadian Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Canadian Collateral Agent or any other Canadian Secured Party to exercise any such powers. The Canadian Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Canadian Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3. Authority of Canadian Collateral Agent. Each Canadian Grantor acknowledges that the rights and responsibilities of the Canadian Collateral Agent under this Agreement with respect to any action taken by the Canadian Collateral Agent or the exercise or non-exercise by the Canadian Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Canadian Collateral Agent and the other Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Collateral Agent and the Canadian Grantors, the Canadian Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Canadian Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
6.4. Security Interest Absolute. All rights of the Canadian Collateral Agent hereunder, the Security Interests created hereby and all obligations of the Canadian Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Canadian Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Canadian Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Canadian Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Canadian Grantor in respect of the Canadian Obligations or this Agreement.
6.5. Continuing Security Interest; Assignments Under the Secured Debt Documents; Release. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Canadian Grantor and the successors and assigns thereof and shall inure to the benefit of the Canadian Collateral Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns until the Termination Date.
(b) A Canadian Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of such Canadian Subsidiary Grantor created hereby shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement, as a result of which such Canadian Subsidiary Grantor ceases to be a Restricted Subsidiary of the Company or otherwise becomes an Excluded Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise.
(c) The Security Interests in Collateral created hereby shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby (i) upon any Disposition by any Canadian Grantor of any Collateral that is permitted under the Credit Agreement (other than to the Company or any Canadian Subsidiary Grantor), (ii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iii) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), and (iv) as required by the Canadian Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Canadian Collateral Agent pursuant to this Agreement or any of the other Security Documents.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Canadian Collateral Agent shall execute and deliver to any Canadian Grantor, at such Canadian Grantor’s expense, all documents that such Canadian Grantor shall reasonably request to evidence such termination or release provided, however, that with respect to the release of any item of Collateral pursuant to Section 6.5(c) in connection with any request of evidence of termination or release made of the Canadian Collateral Agent, the Canadian Collateral Agent may request that the Canadian Grantor deliver a certificate of an Authorized Officer to the effect that the sale or transfer transaction is in compliance with the Credit Documents and as to such other matters as the Canadian Collateral Agent may request. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Canadian Collateral Agent.
6.6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Canadian Obligations is rescinded or must otherwise be restored or returned by the Canadian Collateral Agent or any other Canadian Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Canadian Borrowers or any other Canadian Grantor, or upon or as a result of the appointment of a receiver, receiver-manager, intervenor or conservator of, or trustee or similar officer for, any of the Canadian Borrowers or any other Canadian Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
6.7. Appointment of a Receiver. The Canadian Collateral Agent may seek the appointment of a receiver, receiver-manager or keeper (a “Receiver”) under the laws of Canada or any Province thereof to take possession of all or any portion of the Collateral of the Canadian Grantor or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed agent of the Canadian Grantor and not the Canadian Collateral Agent and the Secured Parties, and the Canadian Collateral Agent and the Secured Parties shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants or employees other than for gross negligence or wilful misconduct. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral of the Canadian Grantor, to preserve Collateral of the Canadian Grantor or its value, to carry on or concur in carrying on all or any part of the business of the Canadian Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral of the Canadian Grantor. To facilitate the forgoing powers, any such Receiver may, to the exclusion of all others, including the Canadian Grantor, enter upon, use and occupy all premises owned or occupied by the Canadian Grantor wherein Collateral of the Canadian Grantor may be situated, maintain Collateral of the Canadian Grantor upon such premises, borrow money on its own behalf or on behalf of the Secured Parties on a secured or unsecured basis and use Collateral of the Canadian Grantor directly in carrying on the Canadian Grantor’s business or as security for loans or advances to enable the Receiver to carry on the Canadian Grantor’s business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the discretion of the Canadian Collateral Agent, be vested with all or any of the rights and powers of the Canadian Collateral Agent and the Secured Parties. The Canadian Collateral Agent may, either directly or through its nominees, exercise any or all powers and rights given to a receiver by virtue of the foregoing provisions of this paragraph.

7. Miscellaneous.
7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Canadian Grantor and the Canadian Collateral Agent in accordance with Section 13.1 of the Credit Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Exhibit 1 and Exhibit 2, respectively, in each case duly executed by each Canadian Grantor directly affected thereby.
7.2. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Canadian Subsidiary Grantor shall be given to it in care of the Company at the Company’s addresses set forth in Section 13.2 of the Credit Agreement.
7.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Canadian Collateral Agent nor any other Canadian Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof or of any other applicable Secured Debt Document. No failure to exercise, nor any delay in exercising, on the part of the Canadian Collateral Agent or any other Canadian Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Canadian Collateral Agent or any other Canadian Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Canadian Collateral Agent or such other Canadian Secured Party would otherwise have on any other occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4. Enforcement Expenses; Indemnification. (a) Each Canadian Grantor agrees to pay any and all reasonable and documented expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Canadian Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Canadian Obligations and/or enforcing any rights with respect to, or collecting against, such Canadian Grantor under this Agreement to the extent any of the Canadian Grantors would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(b) Each Canadian Grantor agrees to pay, and to save the Canadian Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent any of the Borrowers would be required to do so pursuant to Section 13.5 of the Credit Agreement.
(c) Without limitation of its indemnification obligations under the other Credit Documents, each Canadian Grantor agrees to pay, and to hold the Canadian Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any of the Canadian Borrowers would be required to do so pursuant to Section 13.5 of the Credit Agreement.
(d) Any such amounts payable as provided hereunder shall be additional Canadian Obligations secured hereby and by the other Security Documents. The agreements in this Section 7.4 shall survive termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Canadian Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document or any investigation made by or on behalf of the Canadian Collateral Agent or any other Canadian Secured Party. All amounts due under this Section 7.4 shall be payable on written demand therefor.
7.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Canadian Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Collateral Agent, except pursuant to a transaction expressly permitted by the Credit Agreement.
7.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif’)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Canadian Collateral Agent and the Canadian Borrowers.
7.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.9. Integration. This Agreement represents the agreement of each of the Canadian Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Canadian Collateral Agent or any other Canadian Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents.
7.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.
7.11. Submission To Jurisdiction Waivers. Each Canadian Grantor hereby irrevocably and unconditionally:
(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of a court of competent jurisdiction in the Province of Ontario;
(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Canadian Grantor at its address referred to in Section 7.2 or at such other address of which the Canadian Collateral Agent shall have been notified pursuant thereto;
(d) agrees that nothing herein shall affect the right of the Canadian Collateral Agent or any other Canadian Secured Party to effect service of process in any other manner permitted by Applicable Law or shall limit the right of the Canadian Collateral Agent or any other Canadian Secured Party to sue in any other jurisdiction; and
(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.11 any special, exemplary, punitive or consequential damages.

7.12. Acknowledgments. Each Canadian Grantor hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;
(b) neither the Canadian Collateral Agent nor any other Canadian Secured Party has any fiduciary relationship with or duty to any Canadian Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Canadian Grantors, on the one hand, and the Canadian Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;
(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Canadian Grantors and the Secured Parties; and
(d) upon any Event of Default, the Canadian Collateral Agent may proceed without notice, against any Canadian Grantor and any Collateral to collect and recover the full amount of any Obligation then due, without first proceeding against any other Canadian Grantor, any other Canadian Credit Party or any other Collateral and without first joining any other Canadian Grantor or any other Canadian Credit Party in any proceeding.
7.13. Additional Canadian Grantors. Each Subsidiary of the Canadian Borrowers that is required to become a party to this Agreement pursuant to Section 9.10 of the Credit Agreement and the terms hereof shall become a Canadian Grantor, with the same force and effect as if originally named as a Canadian Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Exhibit 1 hereto. The execution and delivery of any instrument adding an additional Canadian Grantor as a party to this Agreement shall not require the consent of any other Canadian Grantor hereunder. The rights and obligations of each Canadian Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Canadian Grantor as a party to this Agreement.
7.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

ASSOCIATED MATERIALS CANADA LIMITED, as a Canadian Grantor
By:	/s/ David S. Brown
	Name:	David S. Brown
	Title:	President Secretary

GENTEK CANADA HOLDINGS LIMITED, as a Canadian Grantor
By:
Name:
Title:

GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP, by its general partner GENTEK CANADA HOLDINGS LIMITED, as a Canadian Grantor
By:
Name:
Title:
[Canadian Security Agreement]

ASSOCIATED MATERIALS CANADA LIMITED, as a Canadian Grantor
By:
	Name:	David S. Brown
	Title:	President Secretary

GENTEK CANADA HOLDINGS LIMITED, as a Canadian Grantor
By:	/s/ Vicki L. Hardman
	Name:	VICKI L. HARDMAN
	Title:	VICE PRESIDENT

GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP, by its general partner GENTEK CANADA HOLDINGS LIMITED, as a Canadian Grantor
By:	/s/ Vicki L. Hardman
	Name:	VICKI L. HARDMAN
	Title:	VICE PRESIDENT
[Canadian Security Agreement]

UBS AG CANADA BRANCH, as Canadian Collateral Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services. US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services. US
[Canadian Security Agreement]

ANNEX A TO THE
CANADIAN SECURITY AGREEMENT
CANADIAN SUBSIDIARY GRANTORS
Canadian Subsidiary Grantors
•
Notice Address for All Canadian Grantors
Phone:
Facsimile:
Attention:

SCHEDULE 1 TO THE
CANADIAN SECURITY AGREEMENT
REGISTERED INTELLECTUAL PROPERTY
A. COPYRIGHTS AND COPYRIGHT APPLICATIONS
None.
B. PATENTS AND PATENT APPLICATIONS
Domestic Patent and Patent Applications
None.
Foreign Patent and Patent Applications
None.
C. TRADEMARKS AND TRADEMARK APPLICATIONS
Domestic Trademarks and Trademark Applications

Application #
Mark	Current Owner	Registration #	Status
ADVANTAGE	Gentek Building Products Limited Partnership	815751 TMA514167	Registered
AIR MASTER & Design	Gentek Building Products Limited Partnership	519428 TMA299268	Registered
ALURITE	Gentek Building Products Limited Partnership	635859 TMA371,081	Registered
ASTERIX & Design	Gentek Building Products Limited Partnership	361353 TMA199543	Registered

Application #
Mark	Current Owner	Registration #	Status
BARRICADE	Gentek Building Products Limited Partnership	1,301,163 TMA699317	Registered
CEDARWOOD	Gentek Building Products Limited Partnership	585514 TMA350880	Registered
CENTENNIAL	Gentek Building Products Limited Partnership	838079 TMA497777	Registered
CHECKMARK DESIGN	Gentek Building Products Limited Partnership	785524 TMA496559	Registered
CLASSIC DOUBLE 5	Gentek Building Products Limited Partnership	434652 TMA240570	Registered
CLIMATIC	Gentek Building Products Limited Partnership	387603 TMA216353	Registered
COLOR CLEAR THROUGH	Gentek Building Products Limited Partnership	1019839 TMA 596853	Registered
CONCORD	Gentek Building Products Limited Partnership	791676 TMA468462	Registered
DEALERS OF DISTINCTION	Gentek Building Products Limited Partnership	1321510 TMA756459	Registered
ENERGY PLUS	Gentek Building Products Limited Partnership	712607 TMA424287	Registered
ESTATE CLASSIC	Gentek Building Products Limited Partnership	640260 TMA 379690	Registered
FAIRHAVEN SOUND	Gentek Building Products Limited Partnership	1390446 TMA745480	Registered
FAIRWEATHER	Gentek Building Products Limited Partnership	865176 TMA520,608	Registered
FENETRES NORD-AMERICAINES	Gentek Building Products Limited Partnership	842497 TMA499744	Registered
FIRST IMPRESSIONS BY GENTEK	Gentek Building Products Limited Partnership	1336830 TMA708,617	Registered
GENGLASS	Gentek Building Products Limited Partnership	1348714 TMA718594	Registered
GENTEK	Gentek Building Products Limited Partnership	785526 TMA496558	Registered
GENTEK & Design	Gentek Building Products Limited Partnership	785523 TMA496561	Registered

Application #
Mark	Current Owner	Registration #	Status
GENTEK BUILDER SERIES	Gentek Building Products Limited Partnership	1228241 TMA691130	Registered
GENTEK My Design Home Studio & Logo	Gentek Building Products Limited Partnership	1424466	Allowed
HALLMARK	Gentek Building Products Limited Partnership	452397 TMA250784	Registered
HARMONIE DE COULEURS	Gentek Building Products Limited Partnership	1356862 TMA728,948	Registered
HYGENICIEL	Gentek Building Products Limited Partnership	373822 TMA205383	Registered
LE RENOVATEUR DE PREMIER CHOIX & Design	Gentek Building Products Limited Partnership	842492 TMA537478	Registered
LE RENOVATEUR DE PREMIER CHOIX & Design	Gentek Building Products Limited Partnership	715937 TMA520412	Registered
MOULURESESSENTIALS DE GENTEK	Gentek Building Products Limited Partnership	1356861 TMA728,949	Registered
NAW & Design	Gentek Building Products Limited Partnership	842498 TMA491771	Registered

Application #
Mark	Current Owner	Registration #	Status
NORTH AMERICAN WINDOWS	Gentek Building Products Limited Partnership	842499 TMA499860	Registered
NORTHERN FOREST	Gentek Building Products Limited Partnership	721694 TMA454110	Registered
OXFORD	Gentek Building Products Limited Partnership	865179 TMA525528	Registered
PREMIUM RENOVATOR & Design	Gentek Building Products Limited Partnership	715936 TMA520438	Registered
PREMIUM RENOVATOR & Design	Gentek Building Products Limited Partnership	842491 TMA537507	Registered
PREMIUM RENOVATOR & Design Opposition	Gentek Building Products Limited Partnership
RAINAWAY	Gentek Building Products Limited Partnership	675372 TMA398777	Registered
REGENCY	Gentek Building Products Limited Partnership	452398 TMA250,785	Registered
REVERE My Design Home Studio & Logo	Gentek Building Products Limited Partnership	1424474	Allowed

Application #
Mark	Current Owner	Registration #	Status
ROUGHWOOD	Gentek Building Products Limited Partnership	374971 TMA209,437	Registered
SEQUOIA	Gentek Building Products Limited Partnership	1272906 TMA676191	Registered
SEQUOIA	Gentek Building Products Limited Partnership	1228310 TMA690353	Registered
SEQUOIA SELECT & Design	Gentek Building Products Limited Partnership	1438095 TMA778773	Registered
SIERRA	Gentek Building Products Limited Partnership	1212719 TMA641140	Registered
SIERRA	Gentek Building Products Limited Partnership	470529 TMA265537	Registered
SIGNATURE	Gentek Building Products Limited Partnership	1228722	Allowed
STEELSIDE	Gentek Building Products Limited Partnership	1375565 TMA748073	Registered
THERMALOK	Gentek Building Products Limited Partnership	635942 TMA371910	Registered
THERMALSLIDE	Gentek Building Products Limited Partnership	449650 TMA253359	Registered
THERMAR	Gentek Building Products Limited Partnership	454719 TMA258939	Registered
TRIMESSENTIALS BY GENTEK	Gentek Building Products Limited Partnership	1228339 TMA694723	Registered
VYCAN	Gentek Building Products Limited Partnership	531926 TMA310516	Registered
Foreign Trademarks and Trademark Applications
None.
D. DOMAIN NAMES
None.

SCHEDULE 2 TO THE
REVOLVING CANADIAN SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS
None.

EXHIBIT 1 TO THE
CANADIAN SECURITY AGREEMENT
SUPPLEMENT NO. [_____], dated as of [                    ] (this “Supplement”), to the Canadian Security Agreement dated as of October 13, 2010 (this “Agreement”), among ASSOCIATED MATERIALS CANADA LIMITED, an Ontario corporation (“Associated”), GENTEK CANADA HOLDINGS LIMITED, an Ontario corporation (“Gentek”), and GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP, an Ontario limited partnership by its general partner, Gentek (“LP”), each of the subsidiaries listed of the Canadian Borrowers on Annex A hereto (each such subsidiary, individually, a “Canadian Subsidiary Grantor” and, collectively, the “Canadian Subsidiary Grantors”; and, together with the Associated, Gentek and LP, collectively, the “Canadian Grantors”), and UBS AG CANADA BRANCH, as Canadian collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Canadian Collateral Agent”).
A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the Canadian Security Agreement.
B. The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. Section 7.13 of the Canadian Security Agreement provides that each Restricted Subsidiary of the Canadian Borrowers that is required to become a party to the Canadian Security Agreement pursuant to Section 9.10 of the Credit Agreement and the terms hereof shall become a Canadian Grantor, with the same force and effect as if originally named as a Canadian Grantor therein, for all purposes of the Canadian Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Guarantor (each, a “New Canadian Grantor”) is executing this Supplement in accordance with the requirements of the Canadian Security Agreement to become a Canadian Grantor under the Canadian Security Agreement as consideration for the Canadian Obligations.
Accordingly, the Canadian Collateral Agent and the New Canadian Grantors agree as follows:
SECTION 1. In accordance with Section 7.13 of the Canadian Security Agreement, each New Canadian Grantor by its signature below becomes a Canadian Grantor under the Canadian Security Agreement with the same force and effect as if originally named therein as a Canadian Grantor and each New Canadian Grantor hereby (a) agrees to all the terms and provisions of the Canadian Security Agreement applicable to it as a Canadian Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Canadian Grantor thereunder are true and correct on and as of the date hereof (except

1-1

where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date). In furtherance of the foregoing, each New Canadian Grantor, as security for the payment and performance in full of the Canadian Obligations, does hereby assign, pledge, mortgage and hypothecate to the Canadian Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Canadian Collateral Agent, for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Canadian Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest. Each reference to a “Canadian Grantor” in the Canadian Security Agreement shall be deemed to include each New Canadian Grantor. The Canadian Security Agreement is hereby incorporated herein by reference.
SECTION 2. Each New Canadian Grantor represents and warrants to the Canadian Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting creditors’ rights generally and subject to general principles of equity (whether considered in a proceeding in equity or law).
SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Canadian Collateral Agent and the Canadian Borrowers. This Supplement shall become effective as to each New Canadian Grantor when the Canadian Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Canadian Grantor and the Canadian Collateral Agent.
SECTION 4. Such New Canadian Grantor hereby represents and warrants that (a) set forth on Schedule A attached hereto is (i) the legal name of such New Canadian Grantor, (ii) the jurisdiction of incorporation or organization of such New Canadian Grantor, (iii) the identity or type of organization or corporate structure of such New Canadian Grantor and (iv) the business number and corporate or other identification number of such New Canadian Grantor (b) as of the date hereof (i) Schedule B hereto sets forth all of the Registered Intellectual Property owned by such New Grantor in its name, and indicates for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, and the identity of the current applicant or registered owner, and (ii) Schedule C hereto sets forth all Exclusive IP Agreements.
SECTION 5. Except as expressly supplemented hereby, the Canadian Security Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

1-2

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Canadian Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New Canadian Grantor shall be given to it in care of Associated Materials, LLC, a Delaware limited liability company (the “Company”), at the Company’s address set forth in Section 13.2 of the Credit Agreement.
SECTION 9. Each New Canadian Grantor agrees to reimburse the Canadian Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Canadian Collateral Agent.

1-3

IN WITNESS WHEREOF, each New Canadian Grantor and the Canadian Collateral Agent have duly executed this Supplement to the Canadian Security Agreement as of the day and year first above written.

[NEW CANADIAN GRANTOR(S)],
By:
Name:
Title:

UBS AG CANADA BRANCH, as Canadian Collateral Agent
By:
Name:
Title:

1-4

SCHEDULE A
TO SUPPLEMENT NO. __ TO THE
CANADIAN SECURITY AGREEMENT
CORPORATE INFORMATION

Federal Taxpayer
	Jurisdiction of		Identification Number
	Incorporation or	Type of Organization or	and Organizational
Legal Name	Organization	Corporate Structure	Identification Number

SCHEDULE B
TO SUPPLEMENT NO. ___ TO THE
CANADIAN SECURITY AGREEMENT
REGISTERED INTELLECTUAL PROPERTY
A. COPYRIGHTS AND COPYRIGHT APPLICATIONS

Registered Owner/Grantor	Title	Registration Number

B. PATENTS AND PATENT APPLICATIONS
Domestic Patent and Patent Applications

Registered		Registration	Application
Owner/Grantor	Patent	No.	No.

Foreign Patent and Patent Applications

Registered		Registration	Application
Owner/Grantor	Patent	No.	No.

C. TRADEMARKS AND TRADEMARK APPLICATIONS
Domestic Trademarks and Trademark Applications

Registered		Registration	Application
Owner/Grantor	Trademark	No.	No.

Foreign Trademarks and Trademark Applications

Registered		Registration	Application
Owner/Grantor	Trademark	No.	No.

D. DOMAIN NAMES

SCHEDULE C
TO SUPPLEMENT NO. ___ TO THE
CANADIAN SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS

EXHIBIT 2 TO THE
CANADIAN SECURITY AGREEMENT
SUPPLEMENT NO. [_____], dated as of [                    ] (this “Supplement”), to the Canadian Security Agreement dated as of October 13, 2010 (this “Agreement”), among ASSOCIATED MATERIALS CANADA LIMITED, an Ontario corporation (“Associated”), GENTEK CANADA HOLDINGS LIMITED, an Ontario corporation (“Gentek”), and GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP, an Ontario limited partnership by its general partner, Gentek (“LP”), each of the subsidiaries listed of the Canadian Borrowers on Annex A hereto (each such subsidiary, individually, a “Canadian Subsidiary Grantor” and, collectively, the “Canadian Subsidiary Grantors”; and, together with the Associated, Gentek and LP, collectively, the “Canadian Grantors”), and UBS AG CANADA BRANCH, as Canadian collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Canadian Collateral Agent”).
A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the Canadian Security Agreement.
B. The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. Pursuant to Section 5.1(c) of the Canadian Security Agreement, each Canadian Grantor has agreed to deliver to the Canadian Collateral Agent a written supplement substantially in the form of Exhibit 2 thereto with respect to any After-Acquired Intellectual Property Collateral. The Canadian Grantors have identified the additional After-Acquired Intellectual Property Collateral acquired by such Grantors after the date of the Canadian Security Agreement set forth on Schedules I and II hereto (collectively, the “Additional Collateral”).
Accordingly, the Canadian Collateral Agent and the Canadian Grantors agree as follows:
SECTION 1. Schedules 1 and 2 of the Canadian Security Agreement are hereby supplemented, as applicable, by the information set forth in Schedules I and II hereto.
SECTION 2. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Canadian Collateral Agent and the Company. This Supplement shall become effective as to each Canadian Grantor when the Canadian Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Canadian Grantor and the Canadian Collateral Agent.
SECTION 3. Except as expressly supplemented hereby, the Canadian Security Agreement shall remain in full force and effect.

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SECTION 4. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.
SECTION 5. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Canadian Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 6. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each Canadian Grantor shall be given to it in care of Associated Materials, LLC, a Delaware limited liability company (the “Company”), at the Company’s address set forth in Section 13.2 of the Credit Agreement.
SECTION 7. Each Canadian Grantor agrees to reimburse the Canadian Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Canadian Collateral Agent.

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IN WITNESS WHEREOF, each Canadian Grantor and the Canadian Collateral Agent have duly executed this Supplement to the Canadian Security Agreement as of the day and year first above written.

[GRANTORS],
By:
Name:
Title:

UBS AG CANADA BRANCH, as Canadian Collateral Agent
By:
Name:
Title:

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SCHEDULE I
TO SUPPLEMENT NO. ___ TO THE
CANADIAN SECURITY AGREEMENT
REGISTERED INTELLECTUAL PROPERTY
A. COPYRIGHTS AND COPYRIGHT APPLICATIONS

Registered Owner/Grantor	Title	Registration Number

B. PATENTS AND PATENT APPLICATIONS
C. TRADEMARKS AND TRADEMARK APPLICATIONS
Domestic Trademarks and Trademark Applications

Registered		Registration	Application
Owner/Grantor	Trademark	No.	No.

Foreign Trademarks and Trademark Applications

Registered		Registration	Application
Owner/Grantor	Trademark	No.	No.

D. DOMAIN NAMES

SCHEDULE II
TO SUPPLEMENT NO. ___ TO THE
CANADIAN SECURITY AGREEMENT
EXCLUSIVE IP AGREEMENTS

EXHIBIT 3 TO THE
CANADIAN SECURITY AGREEMENT
FORM OF CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT
This CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “IP Security Agreement”), dated as of [                    ], 200[_], among the Person listed on the signature pages hereof (the “Canadian Grantor”), and UBS AG CANADA BRANCH, as Canadian collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Canadian Collateral Agent”).
A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the Canadian Security Agreement, dated as of October 13, 2010 (the “Canadian Security Agreement”), among ASSOCIATED MATERIALS CANADA LIMITED, an Ontario corporation (“Associated”), GENTEK CANADA HOLDINGS LIMITED, an Ontario corporation (“Gentek”), and GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP, an Ontario limited partnership by its general partner, Gentek (“LP”), each of the subsidiaries listed of the Canadian Borrowers on Annex A hereto (each such subsidiary, individually, a “Canadian Subsidiary Grantor” and, collectively, the “Canadian Subsidiary Grantors”; and, together with the Associated, Gentek and LP, collectively, the “Canadian Grantors”), and UBS AG CANADA BRANCH, as Canadian collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Canadian Collateral Agent”).
B. The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.
C. Pursuant to Section 5.4(e) of the Canadian Security Agreement, Canadian Grantor has agreed to execute or otherwise authenticate this IP Security Agreement for recording the Security Interest granted under the Canadian Security Agreement to the Canadian Collateral Agent in such Canadian Grantor’s Canadian Registered Intellectual Property with the Canadian Intellectual Property Office and any other Governmental Authority located in Canada necessary to perfect the Security Interest hereunder in such Registered Intellectual Property.
Accordingly, the Canadian Collateral Agent and Canadian Grantor agree as follows:
SECTION 1. Grant of Security.1 The Canadian Grantor hereby grants to the Canadian Collateral Agent for the benefit of the Secured Parties a security interest in all of such Canadian Grantor’s right, title and interest in and to the [Canadian Trademark registrations and applications] [Canadian Patent registrations and applications] [Canadian Copyright registrations and applications] set forth in Schedule A hereto (collectively, the “Collateral”).

[1]	Separate agreements should be entered in respect of patents, trademarks, and copyrights.

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SECTION 2. Security for Canadian Obligations. The grant of a Security Interest in the Collateral by Canadian Grantor under this IP Security Agreement secures the payment of all of the Canadian Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Canadian Obligations and would be owed to the Canadian Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving any Canadian Grantor.
SECTION 3. Recordation. Canadian Grantor authorizes and requests that an authorized officer of the Canadian Intellectual Property Office and any other applicable governmental officer located in Canada record this IP Security Agreement.
SECTION 4. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Canadian Security Agreement. Canadian Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Canadian Collateral Agent with respect to the Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement and the terms of the Canadian Security Agreement, the terms of the Canadian Security Agreement shall govern.
SECTION 5. Counterparts. This IP Security Agreement may be executed by one or more of the parties to this IP Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
SECTION 6. GOVERNING LAW. THIS IP SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.
SECTION 7. Severability. Any provision of this IP Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Canadian Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 8. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to Canadian Grantor shall be given to it in care of Associated Materials, LLC, a Delaware limited liability company (the “Company”), at the Company’s address set forth in Section 13.2 of the Credit Agreement.
SECTION 9. Expenses. Canadian Grantor agrees to reimburse the Canadian Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this IP Security Agreement, including the reasonable and documented fees, other charges and disbursements of counsel for the Canadian Collateral Agent.

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IN WITNESS WHEREOF, Canadian Grantor and the Canadian Collateral Agent have duly executed this IP Security Agreement as of the day and year first above written.

[NAME OF CANADIAN GRANTOR],
By:
Name:
Title:

UBS AG CANADA BRANCH as Canadian Collateral Agent
By:
Name:
Title:

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SCHEDULE A TO THE
CANADIAN INTELLECTUAL PROPERTY
SECURITY AGREEMENT
CANADIAN TRADEMARKS/CANADIAN PATENTS/
CANADIAN COPYRIGHTS]